UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2017

C&J Energy Services, Inc.

(Exact name of registrant specified in its charter)

Delaware	000-55404	81-4808566
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990 Rogerdale Rd.

Houston, Texas 77042

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (713) 325-6000

C&J Energy Services Ltd.

Crown House, 2nd floor

4 Par-la-Ville Rd

Hamilton HM08 Bermuda

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

On December 16, 2016, an order (the “Confirmation Order”) confirming the plan of reorganization (the “Plan”) of C&J Energy Services Ltd. (“Old C&J”) and certain of its subsidiaries (collectively with Old C&J, the “Old C&J Companies”) was entered by the United States Bankruptcy Court for the Southern District of Texas, Houston Division.

The Plan was previously filed as Exhibit 2.1 to Old C&J’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “Commission”) on December 22, 2016 and is hereby incorporated by reference as Exhibit 2.1 to this Current Report on Form 8-K. A copy of the Confirmation Order was previously filed as Exhibit 99.1 to Old C&J’s Current Report on Form 8-K filed with the Commission on December 22, 2016 and is hereby incorporated by reference as Exhibit 99.1 to this Current Report on Form 8-K.

On January 6, 2017 (the “Effective Date”), the Old C&J Companies substantially consummated the Plan and emerged from their Chapter 11 cases. As part of the transactions undertaken pursuant to the Plan, Old C&J’s equity was cancelled and Old C&J transferred all of its assets and operations to C&J Energy Services, Inc., a Delaware corporation (the “Company”), prior to dissolving. As a result, the Company became the successor issuer to Old C&J for purposes of and pursuant to Rule 12g-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Prior to the consummation of the transactions undertaken pursuant to the Plan, the Company’s subsidiary CJ Holding Co. was the co-borrower under the Old C&J Companies’ Credit Agreement (as defined below). As described below, all obligations of indebtedness under the Old C&J Companies’ Credit Agreement were cancelled pursuant to the Plan.

This Current Report on Form 8-K is being filed by the Company as the initial report of the Company to the Commission and as notice that the Company is the successor issuer to Old C&J under Rule 12g-3 under the Exchange Act. As a result, the Company’s Warrants (as defined below in this Current Report on Form 8-K) to purchase new common stock of the Company issued on the Effective Date are deemed to be registered under Section 12(g) of the Exchange Act. The Company is thereby deemed subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and in accordance therewith will file reports and other information with the Commission. The first periodic report to be filed by the Company with the Commission will be its Annual Report on Form 10-K for the year ended December 31, 2016.

In connection with the effectiveness of the Plan on the Effective Date, the Company entered the agreements and consummated the other transactions described in this Current Report on Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

Exit Facility

The Company and certain of its subsidiaries, as borrowers (the “Borrowers”), have entered into a revolving credit and security agreement (the “Exit Facility”) dated the Effective Date, with PNC Bank, National Association, as administrative agent (the “Lender”).

The Exit Facility allows the Borrowers to incur revolving loans in an aggregate amount up to the lesser of $100 million and a borrowing base, which borrowing base is based upon the value of the Borrowers’ accounts receivable and inventory, subject to eligibility criteria and customary reserves which may be modified in the Lender’s permitted discretion. The Exit Facility also contains an availability block, which will reduce the amount otherwise available to be borrowed under the Exit Facility by $20 million until the later of the delivery of financial statements for the fiscal year ending December 31, 2017 and the date on which the Company achieves a fixed charge coverage ratio of 1.10:1.0.

The Exit Facility also provides for the issuance of letters of credit, which would reduce borrowing capacity thereunder. The maturity date of the Exit Facility is January 6, 2021.

If at any time the amount of loans and other extensions of credit outstanding under the Exit Facility exceed the borrowing base, the Borrowers may be required, among other things, to prepay outstanding loans immediately.

The Borrowers’ obligations under the Exit Facility are secured by liens on a substantial portion of the Borrowers’ personal property, subject to certain exclusions and limitations. Upon the occurrence of certain events, additional collateral, including certain of the Borrowers’ real properties, may also be required to be pledged. Each of the Borrowers is jointly and severally liable for the obligations of the other Borrowers under the Exit Facility.

At the Borrowers’ election, interest on borrowings under the Exit Facility will be determined by reference to either LIBOR plus an applicable margin of 4.00% per annum or an “alternate base rate” plus an applicable margin of 3.00% per annum. Beginning after the fiscal year ending on or about December 31, 2017, these margins will be subject to a step-down of 50 basis points in the event that the Company achieves a fixed charge coverage ratio of 1.15:1.0 or greater. Interest will be payable quarterly for loans bearing interest based on the alternative base rate and on the last day of the interest period applicable to the LIBOR-based loans. The Borrowers will also be required to pay a fee on the unused portion of the Exit Facility equal to 1.00% per annum in the event that utilization is less than 50% of the total commitment and 0.75% per annum in the event that utilization is greater than or equal to 50% of the total commitment.

The Exit Facility contains covenants that limit the Borrowers’ and their subsidiaries’ ability to incur additional indebtedness, grant liens, make loans or investments, make distributions, merge into or consolidate with other persons, make capital expenditures or engage in certain asset dispositions including a sale of all or substantially all of the Company’s assets.

The Exit Facility also contains certain financial covenants:

•	on or prior to August 31, 2017, a minimum liquidity covenant equal to $100 million; and

•	beginning on September 30, 2017, a monthly minimum fixed charge coverage ratio of 1.0:1.0, tested only if (a) as of any month-end on or prior to December 31, 2017, liquidity is less than $50 million, and (b) as of any month-end thereafter, liquidity is less than $40 million.

Depending on when the fixed charge coverage ratio is tested, the measurement period for the Company’s consolidated EBITDA and fixed charges may equal to 1-year, but may be shorter, as described more fully in the Exit Facility.

This summary of the Exit Facility does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Exit Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Warrant Agreement

On the Effective Date, by operation of the Plan, the Company entered into a Warrant Agreement (the “Warrant Agreement”) with American Stock Transfer & Trust Company, LLC, which provides for the Company’s issuance of up to 1,180,083 Warrants to former holders of Interests in C&J Energy (as defined in the Plan) on the Effective Date and up to 2,360,166 Warrants to the Unsecured Claims Representative (as defined in the Plan) for the benefit of the former holders of Unsecured Creditor Claims (as defined in the Plan) (the “Warrants”) after the Effective Date in accordance with the terms of the Plan, the Confirmation Order, the Unsecured Creditor Agreement (as defined in the Plan) and the Warrant Agreement.

The Warrants are exercisable from the date of issuance until 5:00 p.m., New York City time, on January 6, 2024. The Warrants are initially exercisable for one share of the Company’s common stock, par value $0.01 per share (the “New Common Stock”), per Warrant at an initial exercise price of $27.95 per Warrant (the “Exercise Price”).

No Rights as Stockholders. Pursuant to the Warrant Agreement, no holder of a Warrant, by virtue of holding or having a beneficial interest in a Warrant, will have the right to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of the Company’s directors or any other matter, or to exercise any rights whatsoever as the Company’s stockholders unless, until and only to the extent such holders become holders of record of shares of New Common Stock issued upon settlement of Warrants.

Adjustments. The number of shares of New Common Stock for which a Warrant is exercisable, and the exercise price per share of such Warrant are subject to adjustment from time to time upon the occurrence of certain events including: (1) the issuance of shares of New Common Stock as a dividend or distribution to all or substantially all holders of shares of New Common Stock, or a subdivision or combination of New Common Stock; (2) the issuance to all or substantially all holders of New Common Stock of rights, options or warrants entitling them for a period expiring 45 calendar days or less from the date of announcement of such issuance to purchase shares of New Common Stock at a price per share that is less than the average of the Trading Day Closing Sale Prices (as defined in the Warrant Agreement) of New Common Stock for the ten consecutive Trading Day (as defined in the Warrant Agreement) period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; and (3) the issuance as a dividend or distribution to all or substantially all holders of New Common Stock of (i) shares of the Company’s Capital Stock (as defined in the Warrant Agreement) (other than New Common Stock), (ii) evidences of the Company’s indebtedness, (iii) other assets or property of the Company, (iv) rights, options or warrants to purchase the Company’s securities or (v) cash (excluding any dividend, distribution or issuance covered by clauses (1) or (2) above or related to a Reorganization (as defined below)).

Deemed Liquidation Event. All Warrants outstanding as of the close of business on the Trading Day immediately preceding the day on which a Deemed Liquidation Event (as defined in the Warrant Agreement) occurs (the “Automatic Exercise Time”) shall be deemed exercised upon the occurrence of such Deemed Liquidation Event and settled as set forth in the Warrant Agreement. Each person in whose name any shares of New Common Stock are issued as a result of an automatic exercise triggered by a Deemed Liquidation Event shall for all purposes be deemed to have become the holder of record of such shares as of the Automatic Exercise Time.

Reorganization Event. Upon the occurrence of (i) any recapitalization, reclassification or change of the New Common Stock (other than changes resulting from a subdivision or combination), (ii) any consolidation, merger, combination or similar transaction involving the Company, (iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s subsidiaries substantially as an entirety, or (iv) any statutory share exchange, other than a Deemed Liquidation Event (a “Reorganization”), each holder of Warrants will have the right to receive, upon exercise of a Warrant, the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of New Common Stock equal to the Net Share Amount (as defined below) would have owned or been entitled to receive in connection with such Reorganization.

Net Share Settlement. The Warrants will be net share settled, meaning that a holder of Warrants shall be entitled to exercise the Warrant such that no payment will be required in connection with such exercise. Upon settlement, the Company shall deliver, without any payment therefor, a number of shares of New Common Stock (the “Net Share Amount”) equal to (i)(a) the number of Warrants being exercised, multiplied by (b) the Warrant Share Number as of the exercise date (as defined in the Warrant Agreement), multiplied by (ii)(a) the Fair Market Value (as defined in the Warrant Agreement) of one share of New Common Stock as of the exercise date, minus (b) the Exercise Price as of the exercise date, divided by (iii) the Fair Market Value of one share of New Common Stock as of the exercise date.

This summary of the Warrant Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Warrant Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Stockholders Agreement

On the Effective Date, in accordance with the Plan and the Backstop Commitment Agreement, dated as of December 6, 2016 (the “Backstop Commitment Agreement”) by and among the Company and the parties thereto (the “Backstop Parties”), the Company entered into a Stockholders Agreement (the “Stockholders Agreement”) with certain funds affiliated with and/or managed by each of GSO Capital Solutions Fund II (Luxembourg) S.a.r.l. and GSO Capital Partners LP (“GSO”), Solus Opportunities Fund 5 LP, Solus Opportunities Fund 3 LP, Ultra Master Ltd, SOLA LTD and Solus Alternative Asset Management LP (“Solus”) and BlueMountain Foinaven Master Fund L.P., Blue Mountain Credit Alternatives Master Fund L.P., BlueMountain Guadalupe Peak Fund L.P., BlueMountain Summit Trading L.P., BlueMountain Montenvers Master Fund SCA SICAV-SIF, BlueMountain Logan Opportunities Master Fund L.P., BlueMountain Kicking Horse Fund L.P. and BlueMountain Capital Management, LLC (each a “Holder”).

The Stockholders Agreement provides that the Board of Directors of the Company (the “Board”) will consist of seven directors and permits (a) GSO to designate for nomination up to three directors and (b) Solus to designate for nomination up to two directors to the Board. Solus also has the right to designate one non-voting observer to the Board. In addition, the Company’s Chief Executive Officer is required to be designated for nomination to the Board, and the Board or a designated committee thereof designates one other director for nomination to the Board.

Each of the Holders will continue to have the right to nominate directors and/or observers as described above at succeeding annual meetings unless such Holder’s ownership percentage of New Common Stock is reduced to less than 5%, in which case such Holder’s right to nominate directors and/or observers to the Board will cease. GSO’s right to designate three directors for nomination will be reduced to two directors upon its reduction in ownership percentage to less than 15% but at least 10% of New Common Stock, and will be further reduced to one director upon its reduction in ownership percentage to less than 10% but at least 5% of New Common Stock. Solus’s right to designate two directors for nomination will be reduced to one director upon its reduction in ownership percentage to less than 10% but at least 5% of New Common Stock.

GSO’s initial designees under the Stockholders Agreement were John J. Kennedy, Steven Mueller and Michael Zawadzki, and Solus’s initial designees were Stuart M. Brightman and Patrick M. Murray. Michael Roemer and Donald Gawick, the Company’s President and Chief Executive Officer, were also designated to serve as a director pursuant to the Stockholders Agreement.

Certain significant actions by the Company require the consent of one or more of the Holders. These actions include, but are not limited to, the issuance of equity securities of the Company representing more than 10% of the shares of New Common Stock issued pursuant to the Plan, the incurrence of indebtedness in excess of $100 million in the aggregate (excluding any indebtedness existing on the Effective Date and under the Exit Facility) and the consummation of acquisitions greater than $100 million and any voluntary registration of the New Common Stock under Section 12 of the Exchange Act. Under the Stockholders Agreement, the Holders will be entitled to certain preemptive rights upon the issuance of certain types of equity or debt securities by the Company.

The Stockholders Agreement provides that it will terminate automatically (i) immediately prior to the registration of the shares of New Common Stock pursuant to Section 12(b) of the Exchange Act in connection with the New Common Stock being listed on a national securities exchange or the NYSE MKT, or (ii) upon the occurrence of both (A) each of GSO and Solus each holding less than 5% of the outstanding New Common Stock and (B) all Holders collectively holding less than 20% of the outstanding New Common Stock.

This summary of the Stockholders Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Stockholders Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Registration Rights Agreement

On the Effective Date, in accordance with the Plan and the Backstop Commitment Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with certain funds affiliated with and/or managed by certain of the Backstop Parties (collectively, the “Registration Rights Holders”).

The Registration Rights Agreement requires the Company to file a shelf registration statement within 10 calendar days after the date that the Company files its Annual Report on Form 10-K for the year ended December 31, 2016 or the latest date the Company would be required to file a Form 10-K specified in the Commission’s rules and regulations applicable to non-accelerated filers. The Registration Rights Agreement also provides the Registration Rights Holders the ability to demand registrations or underwritten shelf takedowns subject to certain requirements and exceptions.

In addition, if the Company proposes to register shares of its New Common Stock in certain circumstances, the Registration Rights Holders will have certain “piggyback” registration rights, subject to restrictions set forth in the Registration Rights Agreement, to include their shares of New Common Stock in the registration statement.

The Registration Rights Agreement also provides that (a) for so long as the Company is subject to the requirements to publicly file information or reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, the Company shall use best efforts to timely file all information and reports with the Commission and comply with all such requirements, (b) if the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file such information with the Commission within the time periods specified in the Commission’s rules and regulations applicable to non-accelerated filers (as in effect on the date hereof), and (c) commencing with the first full quarter completed after the Effective Date, the Company will arrange and participate in quarterly conference calls with the Registration Rights Holders and securities analysts to discuss its results of operations (including any financial information filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or clause (b) above) no later than three business days following that date on which each of the quarterly and annual reports are made available; provided, however that a majority of the Registration Rights Holders may waive the requirements in clauses (b) and (c) above.

In addition, Registration Rights Holders who collectively have beneficial ownership of a majority of the registrable securities may request 60 days after the Effective Date for the Company to use reasonable best efforts to relist on a national securities exchange within 60 days of such request so long as the Company meets the eligibility requirements for a national securities exchange acceptable to such Registration Rights Holders.

This summary of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Registration Rights Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

In accordance with the Plan, on the Effective Date, the obligations of the Old C&J Companies with respect to the following indebtedness were cancelled and discharged (collectively, the “Old C&J Debt”):

•	Credit Agreement, dated as of March 24, 2015, by and among C&J Energy, CJ Holding Co., CJ Lux Holdings S.a.r.l., the other guarantors from time to time party thereto, the Credit Agreement Agent, and the lenders from time to time party thereto (as amended and restated by that certain First Amendment to Credit Agreement dated as of the same date, as the Waiver and Second Amendment to Credit Agreement, dated as of September 29, 2015 and as the Third Amendment (Refinancing Amendment) to Credit Agreement dated as of September 29, 2015, and as further modified pursuant to that certain Temporary Limited Waiver Agreement, dated as of May 10, 2016, and the Second Forbearance Agreement) (collectively, as amended, the “Credit Agreement”).

On the Effective Date, except as otherwise specifically provided for in the Plan, the obligations of the Old C&J Companies under the Old C&J Debt, any guarantees, and any other certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in any of the Old C&J Companies giving rise to any claim or equity interest (except as provided under the Plan), were cancelled as to the Old C&J Companies and their affiliates, and the reorganized Company and its affiliates ceased to have any obligations thereunder.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The description of the Exit Facility included under Item 1.01 of this Current Report on Form 8-K are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

On the Effective Date, pursuant to the terms of the Plan, the Company issued an aggregate of 55,463,903 shares of its New Common Stock to the Holders of Allowed Secured Lender Claims (as defined in the Plan). The Company also issued 1,180,083 Warrants (subject to adjustments pursuant to the terms of the Warrants) at an initial exercise price of $27.95 (subject to adjustments pursuant to the terms of the Warrants) to former holders of Interests in Old C&J. The Company will issue up to 2,360,166 Warrants (subject to adjustments pursuant to the terms of the Warrants) at an initial exercise price of $27.95 (subject to adjustments pursuant to the terms of the Warrants) to the Unsecured Claims Representative for the benefit of the former holders of Unsecured Creditor Claims after the Effective Date in accordance with the terms of the Plan, the Confirmation Order, the Unsecured Creditor Agreement and the Warrant Agreement.

Of the 55,463,903 shares of New Common Stock issued on the Effective Date,

•	39,999,997 shares of New Common Stock were issued pro rata to certain holders of claims arising under the Credit Agreement (the “Plan Shares”);

•	14,408,789 shares of New Common Stock were issued to participants in the rights offering extended by the Company to certain holders of claims arising under the Credit Agreement at a per share purchase price of $13.58, for an aggregate purchase price of approximately $195.7 million (the “Rights Offering Shares”);

•	318,743 shares of New Common Stock were issued to the Backstop Parties under the Backstop Parties’ commitment to purchase Unsubscribed Shares (as defined in the Backstop Commitment Agreement) at a per share purchase price of $13.58, for an aggregate purchase price of approximately $4.3 million (the “Backstop Shares”); and

•	736,374 shares of New Common Stock were issued to the Backstop Parties as the Put Option Premium (as defined in the Backstop Commitment Agreement) under the Backstop Commitment Agreement, representing 5% of the $200 million committed amount and a per share purchase price of $13.58 (the “Put Option Shares”).

The Warrants, Plan Shares, Rights Offering Shares and Put Option Shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) under Section 1145 of the Bankruptcy Code. The Backstop Shares were issued pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof.

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth in the Explanatory Note and in Items 1.01, 1.02, 3.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.01 Changes in Control of Registrant.

The information set forth in the Explanatory Note and in Items 1.01, 1.02, 3.02 and 5.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Effective Date, by operation of the Plan, the following persons ceased to serve as directors of Old C&J: Jay Golding, William Restrepo, and Jim Trimble.

On the Effective Date, by operation of the Plan and pursuant to the Stockholders Agreement, the Board will consist of seven members divided into three classes: (i) Class I directors Stuart M. Brightman and Michael Zawadzki, with terms expiring at the first annual meeting of stockholders after the Effective Date, (ii) Class II directors John J. Kennedy and Michael Roemer, with terms expiring at the second annual meeting of stockholders after the Effective Date and (iii) Class III directors Donald Gawick, Steven Mueller and Patrick M. Murray, with terms expiring at the third annual meeting of stockholders after the Effective Date. As further described under Item 5.03, the classified board structure is intended to enhance the likelihood of continuity and stability in the composition of the Board and discourage coercive takeover practices and inadequate takeover bids.

Donald Gawick (Age 58) has served as a member of our Board of Directors since July 2016. He also currently serves as our President and Chief Executive Officer, a position he was appointed to in June 2016, having previously served as our Chief Operating Officer. Mr. Gawick was President and Chief Executive Officer of C&J’s wireline business, Casedhole Solutions, Inc. (“Casedhole Solutions”), from March 2010 through June 2012, when C&J acquired Casedhole Solutions. Mr. Gawick continued in his role of President of Casedhole Solutions until his promotion to Chief Operating Officer in October 2012. Mr. Gawick started his oilfield career in 1979 with Schlumberger and between 1979 and March 2010, he held numerous management positions with Schlumberger, focusing on operations and marketing, including oversight of all of Schlumberger’s oilfield business segments. In addition, he has held senior leadership positions in oilfield services in sales business and new technology development, service delivery and Health-Safety-Environmental management, with assignments throughout the United States, as well as in Canada, Europe, the Far East and Latin America. Mr. Gawick holds a Bachelor of Science degree in Electrical Engineering from the University of Manitoba.

Patrick M. Murray (Age 74) joined our Board of Directors in January 2017, effective upon emergence from the Chapter 11 proceeding in accordance with the Company’s Second Amended Joint Plan of Reorganization (as Modified) of CJ Holding Company, et al. In 2007, Mr. Murray retired from Dresser, Inc., where had been the Chairman of the Board and Chief Executive Officer since 2004. From 2000 until becoming Chairman of the Board, Mr. Murray served as President and Chief Executive Officer of Dresser, Inc. Mr. Murray was President of Halliburton Company’s Dresser Equipment Group, Inc.; Vice President, Strategic Initiatives of Dresser Industries, Inc.; and Vice President, Operations of Dresser, Inc. from 1996 to 2000. Mr. Murray served as the President of Sperry-Sun Drilling Services from 1988 through 1996. Mr. Murray joined NL Industries in 1973 as a Systems Application Consultant and served in a variety of increasingly senior management positions. Mr. Murray has been on the Board of Directors of Harvest Natural Resources (NYSE: HNR) since October, 2000. Mr. Murray also serves on the board of the World Affairs Council of Dallas Fort Worth, on the board of advisors for the Maguire Energy Institute at the Edwin L. Cox School of Business, Southern Methodist University, and as Chairman of the Board of Regents of Seton Hall University. Mr. Murray holds a Bachelor of Science degree in Accounting and a Master of Business Administration from Seton Hall University. He also served for two years in the U.S. Army as a commissioned officer.

Stuart M. Brightman (Age 60) joined our Board of Directors in January 2017, effective upon emergence from the Chapter 11 proceeding in accordance with the Company’s Second Amended Joint Plan of Reorganization (as Modified) of CJ Holding Company, et al. Mr. Brightman has served as President and Chief Executive Officer of Tetra Technologies, Inc. (“Tetra”) since May 2009, at which time he was also appointed to serve on the Board of Directors. He served as Executive Vice President and Chief Operating Officer of Tetra from April 2005 to May 2009. Mr. Brightman also serves as chairman of the Board of Directors of Tetra’s CSI Compressco GP Inc. subsidiary, the general partner of CSI Compressco LP, one of Tetra’s consolidated subsidiaries and a publicly traded limited partnership subject to the reporting requirements of the Exchange Act. From April 2004 to April 2005, Mr. Brightman was self-employed. Mr. Brightman served as president of the Dresser Flow Control division of Dresser, Inc. from April 2002 until April 2004. Dresser Flow Control, which manufactures and sells valves, actuators, and other equipment and provides related technology and services for the oil and gas industry, had revenues in excess of $400 million in 2004. From November 1998 to April 2002, Mr. Brightman was president of the Americas Operation of the Dresser Valve Division of Dresser, Inc. He served in other capacities during the earlier portion of his career with Dresser, from 1993 to 1998. From 1982 to 1993, Mr. Brightman served in several financial and operational positions with Cameron Iron Works and its successor, Cooper Oil Tools. Mr. Brightman holds a Bachelor of Science degree from the University of Pennsylvania and a Master of Business Administration degree from the Wharton School of Business.

John J. Kennedy (Age 64) joined our Board of Directors in January 2017, effective upon emergence from the Chapter 11 proceeding in accordance with the Company’s Second Amended Joint Plan of Reorganization (as Modified) of CJ Holding Company, et al. Mr. Kennedy was President and CEO of Wilson International, a wholly-owned business unit of Smith International from 1999 to 2010 and of Schlumberger from August 2010 to May 2012. He joined Wilson International after having previously served as Senior Vice President and Chief Financial Officer of Smith International, Inc. from 1997 to 1999. Mr. Kennedy also served as Vice President of Finance and Chief Accounting Officer of Smith International from 1994 to 1997, also holding the title of Treasurer from 1991 to 1997. He has served as the Co-Chairman of the Board of Directors of MicroSeismic, Inc., a post he has held since January 2014, along with Chairman of the audit committee since January 2015. He was appointed to MicroSeismic’s Board of Directors in September 2013. Mr. Kennedy previously served on the Board of Directors for Edgen Group Inc. from January to November 2013 and CE Franklin Inc. from 1999 to 2012. His career has spanned over 45 years in both executive finance and operating positions providing a broad range of expertise in acquisitions, divestitures, recapitalizations and reorganizations in companies with global operations. Mr. Kennedy is also a member of the Chartered Institute of Corporate Treasurers (FCT). He graduated from Wimbledon College in 1970 and Farnborough College of Technology in 1973.

Steven Mueller (Age 63) joined our Board of Directors in January 2017, effective upon emergence from the Chapter 11 proceeding in accordance with the Company’s Second Amended Joint Plan of Reorganization (as Modified) of CJ Holding Company, et al. Mr. Mueller serves as a Senior Advisor for First Reserve, having joined the First Reserve Senior Advisor Program in October 2016. Mr. Mueller served as a director of Southwestern Energy Company from July 2009 to May 2016, serving as Chairman of the Board of Directors from May 2014 to May 2016. Previously, Mr. Mueller served as the Chief Executive Officer of Southwestern Energy from May 2009 until his retirement in January 2016. Mr. Mueller also held the title of President of Southwestern Energy from May 2009 until December 2014, having previously served as the President and Chief Operating Officer since June 2008. He joined Southwestern Energy from CDX Gas, LLC, a privately owned company where he was employed as Executive Vice President from September 2007 to May 2008. From 2001 until its acquisition by Forest Oil in 2007, Mr. Mueller served first as the Senior Vice President and General Manager Onshore and later as the Executive Vice President and Chief Operating Officer of The Houston Exploration Company. Mr. Mueller has over 40 years of experience in the oil and gas industry and served in multiple operational and managerial roles at Tenneco Oil Company, Fina Oil Company, American Exploration Company and Belco Oil & Gas Company. Mr. Mueller holds a Bachelor of Science degree in Geologic Engineering from the Colorado School of Mines.

Michael Roemer (Age 57) has served as a member of our Board of Directors since December 2010, and was reappointed to the Board of the reorganized Company in January 2017 effective upon emergence from the Chapter 11 proceeding in accordance with the Company’s Second Amended Joint Plan of Reorganization (as Modified) of CJ Holding Company, et al. Mr. Roemer previously served as the Chief Financial Officer of HKW, a private equity group, and as a partner in several affiliate funds of HKW from 2000 until January 2012. Upon his retirement from HKW, Mr. Roemer founded Roemer Financial Consulting, through which he provides financial accounting advice. Prior to joining HKW, Mr. Roemer served as a shareholder and Vice President of Flackman, Goodman & Potter, P.A., a public accounting firm, from 1988 to 2000. Mr. Roemer is a licensed CPA with over 35 years’ experience, and is a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants. Mr. Roemer holds a Bachelor of Science degree in Accounting from the University of Rhode Island.

Michael Zawadzki (Age 36) joined our Board of Directors in January 2017, effective upon emergence from the Chapter 11 proceeding in accordance with the Company’s Second Amended Joint Plan of Reorganization (as Modified) of CJ Holding Company, et al. Mr. Zawadzki is a Senior Managing Director with GSO Capital Partners, focused principally on the sourcing, execution, and management of investments in the energy sector. Mr. Zawadzki is a senior member of GSO’s energy team and sits on the investment committees for GSO’s energy funds. Since joining GSO in July 2006, Mr. Zawadzki has led or played a critical role in transactions totaling over $3 billion of invested capital. Prior to joining GSO, from 2004 to 2006, Mr. Zawadzki was with Citigroup Private Equity, where he completed numerous private equity and subordinated debt investments. From 2002 to 2004, Mr. Zawadzki worked in the investment banking division of Salomon Smith Barney, focused on the media and telecommunications industries. Mr. Zawadzki currently serves on the Board of Directors of Titan Energy (since October 2016), Sequel Energy Group (since November 2016), 3Bear Energy (since September 2016), and Community Development Capital Group (since November 2013). Mr. Zawadzki received a BS in Economics from the Wharton School of the University of Pennsylvania, where he graduated magna cum laude.

Mr. Murray will serve as Chairman of the Board upon the Effective Date.

Committees of the Directors

The standing committees of the Board following the Effective Date will consist of an Audit Committee, a Nominating and Governance Committee and a Compensation Committee. The Board has appointed Messrs. Roemer (Chairman), Kennedy and Mueller as the members of the Audit Committee; Messrs. Mueller (Chairman), Brightman, Kennedy, Roemer and Zawadzki as members of the Nominating and Governance Committee; and Messrs. Kennedy (Chairman), Brightman, Mueller, Roemer and Zawadzki as members of the Compensation Committee.

Compensation of Directors

Subject to approval by the Compensation Committee following the Effective Date, each non-employee director is expected to receive (i) an annual cash retainer of $87,500 and (ii) an equity-based incentive vesting over three years to be valued at approximately the following amounts:

•	$87,500 for service on the Board;

•	An additional $50,000 per year for the Chairman of the Board;

•	An additional $20,000 per year for the chairman of the Audit Committee;

•	An additional $15,000 per year for the chairman of the Nominating and Governance Committee; and

•	An additional $15,000 per year for the chairman of the Compensation Committee.

Mr. Zawadzki will not receive compensation for serving as a director for so long as GSO has the right to nominate directors pursuant to the Stockholders Agreement.

Executive Officers

On the Effective Date, the senior executive officers of the Company will consist of:

Donald Gawick	President & Chief Executive Officer

Everett “Mike” Hobbs	Chief Operating Officer

Mark Cashiola	Chief Financial Officer and Chief Accounting Officer

Danielle Hunter	Executive Vice President, General Counsel, Chief Risk and Compliance Officer and Corporate Secretary

Patrick Bixenman	Chief Administrative Officer and President of Research and Technology

Nicholas Petronio	President of Well Services

Timothy Wallace	President of Drilling & Completion Services

Edward Keppler	President of Corporate Operational Development

Incentive Plan

As provided in the Plan, the Company expects to implement a management incentive plan pursuant to which certain officers and employees of the Company will be eligible to receive equity-based awards with respect to, in the aggregate, up to 10% of the Company’s total outstanding New Common Stock, along with cash-based awards. The terms of such awards shall be determined at the discretion of the Board.

Certain Relationships and Related Party Transactions

The transactions described under the headings “Registration Rights Agreement” and “Stockholders Agreement” in Item 1.01 and the transactions in connection with the Backstop Commitment Agreement described in Item 3.02 may be deemed to be related party transactions. As such, the disclosure contained under those headings is incorporated by reference into this Item 5.02. Mr. Zawadzki, an employee of GSO Capital Partners LP (“GSO”) and/or one of its affiliates, is a member of the Board. Certain affiliates of GSO may own securities of the Company. Mr. Zawadzki disclaims beneficial ownership of any securities of the Company that may be deemed to be beneficially owned by affiliates of GSO.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company was formed on December 19, 2016. On the Effective Date, pursuant to the Plan, the Company filed the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the office of the Secretary of State of Delaware and adopted new Bylaws (the “Bylaws”).

Description of Capital Stock

Authorized Capitalization

The Certificate of Incorporation provides that the Company is authorized to issue 1,100,000,000 shares of capital stock, divided into two classes consisting of (a) 1,000,000,000 shares of New Common Stock and (b) 100,000,000 shares of preferred stock, par value $0.01 per share.

New Common Stock

Voting Rights

Each holder of New Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election or removal of directors. The Bylaws provide that subject to the terms of the Stockholders Agreement, and to the rights of the holders of one or more series of preferred stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of preferred stock, the election of directors are determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. Subject to the terms of the Stockholders Agreement, all other matters are determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the rules or regulations of any stock exchange applicable to the Company, the Certificate of Incorporation or the Bylaws, a different vote is required, in which case such provision shall govern and control the decision of such matter.

There is no cumulative voting by stockholders in the election of directors.

Dividends

The Bylaws provide that the Board may from time to time declare, and the Company may pay, dividends (payable in cash, property or shares of the Company’s capital stock) on the Company’s outstanding shares of capital stock, subject to applicable law, the Certificate of Incorporation and the Stockholders Agreement.

Liquidation

Except as otherwise required by the Bylaws, the New Common Stock will have all rights and privileges typically associated with such securities as set forth in the General Corporation Law of the State of Delaware (“DGCL”) in relation to rights upon liquidation.

Other Rights

The descriptions of the Warrant Agreement, the Stockholders Agreement and the Registration Rights Agreement included under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. Except as provided for by the Stockholders Agreement, the holders of New Common Stock do not have preemptive rights to purchase shares of the Company’s New Common Stock. Except as provided for by the Stockholders Agreement, the rights, preferences and privileges of holders of New Common Stock will be subject to those of the holders of any shares of preferred stock that the Company may issue in the future.

Blank Check Preferred Stock

Except as provided for by the Stockholders Agreement, under the terms of the Certificate of Incorporation, the Board has the authority, without further action by the Company’s stockholders, to issue up to 100,000,000 shares of preferred stock in one or more series from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be approved by the Board.

The purpose of authorizing the Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could make it more difficult for a third party to acquire control of the Company, or could adversely affect the rights of the Company’s common stockholders by restricting dividends on the New Common Stock, diluting the voting power of the New Common Stock, impairing the liquidation rights of the New Common Stock or delaying or preventing a change in control without further action by the stockholders. As a result of these and other factors, the issuance of preferred stock could have an adverse impact on the market price of the New Common Stock.

Limitation on Issuance of Nonvoting Equity Securities

The Certificate of Incorporation provides that the Company will not issue nonvoting equity securities; provided, however the foregoing restriction will (i) have no further force and effect beyond that required under Section 1123(a)(6) of Chapter 11 of Title 11 of the Bankruptcy Code, (ii) only have such force and effect for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to the Company, and (iii) in all events may be amended or eliminated in accordance with applicable law as from time to time may be in effect. The prohibition on the issuance of nonvoting equity securities is in compliance with Section 1123(a)(6) of the Bankruptcy Code.

Anti-Takeover Effects of Certain Provisions of Delaware Law, the Certificate of Incorporation and the Bylaws

The Company’s Certificate of Incorporation and Bylaws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board and that could make it more difficult to acquire control of the Company by means of a tender offer, open market purchases, a proxy contest or otherwise. The Company expects that these provisions, which are summarized below, will discourage coercive takeover practices and inadequate takeover bids. These provisions also are designed to encourage persons seeking to acquire control of the Company to first negotiate with the Board, which the Company believes may result in an improvement of the terms of any such acquisition in favor of the Company’s stockholders. However, they also give the Board the power to discourage acquisitions that some stockholders may favor. A description of these provisions is set forth below.

Classified Board of Directors

The Certificate of Incorporation and Bylaws provide that the Board is classified into three classes of directors. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of the Company as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

Removal

Under the DGCL, unless otherwise provided in the certificate of incorporation, directors serving on a classified board may be removed by the stockholders only for cause. The Certificate of Incorporation provides that, subject to the terms of the Stockholders Agreement, no director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Company generally entitled to vote in the election of directors, voting together as a single class.

Business Combinations

The Company has opted out of Section 203 of the DGCL; however, the Certificate of Incorporation contains similar provisions providing that the Company may not engage in certain “business combinations” with any “interested stockholder” for a three year period following the time the stockholder became an interested stockholder, unless:

•	prior to such time, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the votes of the Company’s voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•	at or subsequent to that time, the business combination is approved by the Board and by the affirmative vote of holders of at least 66 2/3% of the votes of the Company’s outstanding voting stock not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of the votes of the Company’s outstanding voting stock. For purposes of this provision, “voting stock” means any class or series of stock entitled to vote generally in the election of directors.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the Company for a three year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions stockholders may otherwise deem to be in their best interests.

The Certificate of Incorporation provides that Ascribe Capital LLC, any fund or account managed by BlueMountain Capital Management, LLC, GSO Capital Solutions Fund II (Luxembourg) S.a.r.l., GSO Capital Partners LP, Solus Opportunities Fund 5 LP, Solus Opportunities Fund 3 LP, Ultra Master Ltd, SOLA LTD, Solus Alternative Asset Management LP, any SHA Stockholder (as defined in the Certificate of Incorporation) or any of their respective affiliates, related funds or successors or any “group”, or any member of any such group, to which any of such persons are a party under Rule 13d-5 of the Exchange Act, do not constitute “interested stockholders” for purposes of this provision.

Special Meetings of Stockholders

The Bylaws provide that, except as otherwise required by applicable law or provided in the Certificate of Incorporation, special meetings of stockholders may be called only by the Board. The holders of a majority of the shares of stock entitled to vote shall constitute a quorum on the matter for which such meeting is called.

No Action by Written Consent

The Certificate of Incorporation and Bylaws provide that at any time after the termination of the Stockholders Agreement in accordance with its terms, all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent.

No Cumulative Voting

The Certificate of Incorporation provides that there will be no cumulative voting by stockholders in the election of directors.

Advance Notice Procedure

The Bylaws state that if notice is provided for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Company’s notice of meeting (or any supplement thereto).

Authorized but Unissued Shares

Under Delaware law, the Company’s authorized but unissued shares of New Common Stock are available for future issuance without stockholder approval. The Company may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporation acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Corporate Opportunities

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Certificate of Incorporation, to the fullest extent permitted by law, renounces any interest or expectancy that the Company has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to certain non-employee directors, and that, to the fullest extent permitted by law, such persons will have no duty to refrain from engaging in any transaction or matter that may be a corporate or business opportunity or offer a prospective economic or competitive advantage in which the Company or any of its affiliates could have an interest or expectancy, or otherwise competing with the Company or its affiliates (a “Corporate Opportunity”). In addition, to the fullest extent permitted by law, in the event any non-employee director acquires knowledge of a Corporate Opportunity, such director will have no duty to communicate or present such Corporate Opportunity to the Company or any of its affiliates. The Certificate of Incorporation does not renounce interest in any Corporate Opportunity that is expressly offered to a non-employee director solely in his capacity as a director of the Company. A business or other opportunity will not be deemed to be a potential Corporate Opportunity for the Company if it is an opportunity that the Company is not able or permitted to undertake, is not in line with the Company’s business or is an opportunity in which the Company has no interest or reasonable expectancy.

Limitation on Liability of Directors and Officers

The Certificate of Incorporation limits liability of directors to the fullest extent that the DGCL or any other law of the State of Delaware, as the same exists or may be amended, permits the limitation or elimination of the liability of directors and provides that no person who is or was a director of the Company will be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director.

In addition, with certain exceptions, the Bylaws require that the Company indemnify its directors and officers to the fullest extent authorized or permitted by applicable law and that the Company pay such expenses in advance. The Company also expects to maintain directors’ and officers’ liability insurance. The Company believes that these indemnifications provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in the Company’s Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such action, if successful, might otherwise benefit the Company and its stockholders.

Annual Meetings and Election of Directors

The Certificate of Incorporation provides that the Company’s stockholders may act at an annual meeting of stockholders. The Certificate of Incorporation provides that, subject to the Stockholders Agreement, the stockholders have the right to elect a number of directors to be designated as directors. So long as the SHA Stockholders are entitled to designate persons for nomination as directors pursuant to the Stockholders Agreement, the board will consist of seven directors unless a different number is approved by the SHA Stockholders pursuant to the Stockholders Agreement. Subject to the Stockholders Agreement, a vacancy on the Board may be filled by a vote of a majority of the directors in office, and a director appointed to fill a vacancy serves for the remainder of the term of the director in which the vacancy occurred.

Amendments

The Certificate of Incorporation further provides that holders of at least 66 2/3% of the votes of the Company’s outstanding voting stock may adopt, amend or repeal the Company’s Bylaws, provided that any amendment of the Bylaws by the stockholders will require approval of the SHA Stockholders to the extent required by the Stockholders Agreement. The Certificate of Incorporation also confers on the Board the power to adopt, amend or repeal the Bylaws, subject to the Stockholders Agreement.

Transfer Agent and Registrar

The transfer agent and registrar for the New Common Stock and the Warrants is American Stock Transfer & Trust Company, LLC.

The foregoing descriptions of the Certificate of Incorporation and the Bylaws do not purport to be complete and are subject to, and qualified in their entirety by reference to the full text of the Certificate of Incorporation and the Bylaws, respectively, which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On January 6, 2017, the Company issued a press release announcing the consummation of the Plan and emergence from the Chapter 11 cases on the Effective Date, as disclosed herein, a copy of which is furnished as Exhibit 99.2 hereto pursuant to Item 7.01 of Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, and including Exhibit 99.2 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall such be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

Successor Issuer

Pursuant to Rule 12g-3(a) of the Exchange Act, the Warrants are deemed to be registered under Section 12(g) of the Exchange Act, and the Company is deemed to be the successor registrant to Old C&J in its state before the Effective Date. The Company also intends to file, on or after the date hereof, a Registration Statement on Form 8-A to effect the registration of the Warrants under Section 12(g) of the Exchange Act. As a result, the Company remains, and, following the filing of the Registration Statement on Form 8-A, will continue to remain, subject to the reporting requirements of the Exchange Act following the Effective Date.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Second Amended Joint Plan of Reorganization (as Modified) of CJ Holding Company, et al., Pursuant to Chapter 11 of the Bankruptcy Code, dated December 15, 2016 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by C&J Energy Services Ltd. on December 22, 2016 (File No. 000-55404)).

3.1	Amended and Restated Certificate of Incorporation of C&J Energy Services, Inc.

3.2	Bylaws of C&J Energy Services, Inc.

4.1	Form of specimen Warrant certificate (included in Exhibit 10.2).

10.1	Credit Agreement, dated as of January 6, 2017, by and among C&J Energy Services, Inc., the lenders party thereto and PNC Bank, National Association, as administrative agent.

10.2	Warrant Agreement, dated as of January 6, 2017, by and between C&J Energy Services, Inc. and American Stock Transfer & Trust Company, LLC, as warrant agent.

10.3	Stockholders Agreement, dated as of January 6, 2017, by and among C&J Energy Services, Inc. and the parties thereto.

10.4	Registration Rights Agreement, dated as of January 6, 2017, by and among C&J Energy Services, Inc. and the parties thereto.

99.1	Order Confirming the Second Amended Joint Plan of Reorganization (as Modified) of CJ Holding Company, et al., Pursuant to Chapter 11 of the Bankruptcy Code, as entered by the Bankruptcy Court on December 16, 2016 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by C&J Energy Services Ltd. on December 22, 2016 (File No. 000-55404)).

99.2	Press release, dated January 6, 2017, issued by C&J Energy Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2017	C&J ENERGY SERVICES, INC.

	By:	/s/Danielle Hunter
		Name:	Danielle Hunter
		Title:	Executive Vice President, General Counsel, Chief Risk and Compliance Officer and Corporate Secretary

Exhibit Index

Exhibit Number	Description

2.1	Second Amended Joint Plan of Reorganization (as Modified) of CJ Holding Company, et al., Pursuant to Chapter 11 of the Bankruptcy Code, dated December 15, 2016 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by C&J Energy Services Ltd. on December 22, 2016 (File No. 000-55404)).

3.1	Amended and Restated Certificate of Incorporation of C&J Energy Services, Inc.

3.2	Bylaws of C&J Energy Services, Inc.

4.1	Form of specimen Warrant certificate (included in Exhibit 10.2).

10.1	Credit Agreement, dated as of January 6, 2017, by and among C&J Energy Services, Inc., the lenders party thereto and PNC Bank, National Association, as administrative agent.

10.2	Warrant Agreement, dated as of January 6, 2017, by and between C&J Energy Services, Inc. and American Stock Transfer & Trust Company, LLC, as warrant agent.

10.3	Stockholders Agreement, dated as of January 6, 2017, by and among C&J Energy Services, Inc. and the parties thereto.

10.4	Registration Rights Agreement, dated as of January 6, 2017, by and among C&J Energy Services, Inc. and the parties thereto.

99.1	Order Confirming the Second Amended Joint Plan of Reorganization (as Modified) of CJ Holding Company, et al., Pursuant to Chapter 11 of the Bankruptcy Code, as entered by the Bankruptcy Court on December 16, 2016 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by C&J Energy Services Ltd. on December 22, 2016 (File No. 000-55404)).

99.2	Press release, dated January 6, 2017, issued by C&J Energy Services, Inc.